UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant
☒

Filed by a Party other than the Registrant
☐

Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

EyeGate Pharmaceuticals, Inc.

Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount previously paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

EYEGATE PHARMACEUTICALS, INC.
271 Waverley Oaks Road, Suite 108
Waltham, MA 02452
May 5, 2020
Dear Stockholder:
I am pleased to invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of EyeGate Pharmaceuticals, Inc. (“EyeGate”) to be held on Thursday, June 25, 2020 at 1:00 p.m. Eastern Time, at the offices of EyeGate at 271 Waverley Oaks Road, Suite 108, Waltham, MA 02452.
Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and Proxy Statement. All stockholders are normally invited to attend the Annual Meeting in person. However, based on the evolving coronavirus pandemic and related government guidelines, we urge stockholders not to attend the Annual Meeting this year and to instead vote by proxy.
Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet or in person at the Annual Meeting or, if you receive your proxy materials by U.S. mail, you also may vote by mailing a proxy card or voting by telephone. Please review the instructions on the Notice or on the proxy card regarding your voting options.
Thank you for your ongoing support of EyeGate. We look forward to your participation our Annual Meeting.
Sincerely,
Stephen From
President and Chief Executive Officer

EYEGATE PHARMACEUTICALS, INC.
271 Waverley Oaks Road, Suite 108
Waltham, MA 02452
(781) 788-8869

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 25, 2020

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EyeGate Pharmaceuticals, Inc. (the “Company”) will be held on Thursday, June 25, 2020, at 1:00 p.m. Eastern Time at the offices of the Company, 271 Waverley Oaks Road, Suite 108, Waltham, MA 02452, for the following purposes:
1.
The election of the director nominees as Class II Directors, nominated by the board of directors, for a three-year term, such term to continue until the annual meeting of stockholders in 2023 or until such directors’ successors are duly elected and qualified or until their earlier resignation or removal;

2.
The ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.
The approval of an amendment to the Company’s Restated Certificate of Incorporation to decrease the number of authorized shares of common stock to 50,000,000; and

4.
Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Stockholders may attend the Annual Meeting in person. However, based on the evolving coronavirus pandemic and related government guidelines, we urge stockholders not to attend the Annual Meeting this year and to instead vote over the Internet or, if a stockholder receives proxy materials by U.S. mail, by mailing a proxy card or voting by telephone.
The board of directors has fixed the close of business on May 5, 2020 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of our common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Each of the items of business listed above is more fully described in the proxy statement that accompanies this notice.
In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.
The board of directors of EyeGate Pharmaceuticals, Inc. recommends that you vote “FOR” the election of the nominees of the board of directors as directors of EyeGate Pharmaceuticals, Inc., “FOR” the proposal to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm, and “FOR” the proposal to approve the amendment of the Company’s Restated Certificate of Incorporation to decrease the number of authorized shares of common stock to 50,000,000.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Thursday, June 25, 2020: The Proxy Statement and 2019 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2019, are available at www.proxyvote.com. The Annual Report, however, is not part of the proxy solicitation material.
By order of the board of directors,
Stephen From
President and Chief Executive Officer
Waltham, Massachusetts
May 5, 2020
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE POSTAGE-PAID ENVELOPE (WHICH WILL BE PROVIDED TO THOSE STOCKHOLDERS WHO REQUEST TO RECEIVE PAPER COPIES OF THESE MATERIALS BY MAIL) BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

EyeGate Pharmaceuticals, Inc.
Notice of 2020 Annual Meeting of Stockholders,
Proxy Statement and Other Information
Contents
Page
Proxy Statement	1
Proposal 1: Election of Directors	4
Information Regarding Directors	5
Information Regarding the Board of Directors and its Committees	9
Report of the Audit Committee	13
Executive Officers	14
Executive Compensation	15
Director Compensation	22
Security Ownership of Certain Beneficial Owners and Management	24
Equity Compensation Plan Information	26
Transactions With Related Persons	27
Expenses of Solicitation	28
Submission of Stockholder Proposals for the 2021 Annual Meeting	28
Submission of Securityholder Recommendations for Director Candidates	29
Stockholder Communications with the Board of Directors	30
Independent Registered Public Accounting Firm	30
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	31
Proposal 3: Approval of Amendment of the Restated Certificate of Incorporation to Decrease the Number of Authorized Shares of Common Stock to 50,000,000	32
Multiple Stockholders Sharing the Same Address	34
Other Matters	35
Appendix A — Form of Certificate of Amendment	A-1

i

EYEGATE PHARMACEUTICALS, INC.
271 Waverley Oaks Road, Suite 108
Waltham, MA 02452
(781) 788-8869

PROXY STATEMENT

Annual Meeting of Stockholders to Be Held on Thursday, June 25, 2020
This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of EyeGate Pharmaceuticals, Inc. (the “Company” or “we”) for use at the Annual Meeting of Stockholders of the Company to be held on June 25, 2020, at 1:00 p.m. Eastern Time, at the offices of the Company, 271 Waverley Oaks Road, Suite 108, Waltham, MA 02452, and any adjournments or postponements thereof. You may obtain directions to the Annual Meeting at www.proxyvote.com. At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon:
1.
The election of the director nominees as Class II directors, nominated by the board of directors (or the “board”), for a three-year term, such term to continue until the annual meeting of stockholders in 2023 or until such directors’ successors are duly elected and qualified or until their earlier resignation or removal;

2.
The ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.
The approval of an amendment to the Company’s Restated Certificate of Incorporation to decrease the number of authorized shares of common stock to 50,000,000;

5.
Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Stockholders may attend the Annual Meeting in person. However, based on the evolving coronavirus pandemic and related government guidelines, we urge stockholders not to attend the Annual Meeting this year and to instead vote over the Internet or, if a stockholder receives proxy materials by U.S. mail, by mailing a proxy card or voting by telephone.
Under rules and regulations of the Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner of our common stock, we are now furnishing proxy materials, which include our Proxy Statement and Annual Report, to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail. The Notice of Internet Availability of Proxy Materials is first being mailed to stockholders of the Company on or about May 5, 2020, in connection with the solicitation of proxies for the Annual Meeting. The board of directors has fixed the close of business on May 5, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of April 29, 2020, there were 4,626,755 shares of Common Stock outstanding. As of April 29, 2020, there were approximately 54 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter properly submitted at the Annual Meeting.
The presence, in person or by proxy, of holders of at least a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or their nominees who do not return a signed and dated proxy, properly deliver proxies via the Internet or telephone, or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Consistent with applicable law, we intend to count abstentions and broker non-votes only for the purpose of determining the presence or absence of a quorum for the transaction of business. A broker “non-vote” refers to shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter. Applicable rules no longer permit brokers to vote in the election of directors if the broker has not received instructions from the beneficial owner. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares.
With respect to the election of Class II directors in Proposal 1, such directors are elected by a plurality of the votes cast if a quorum is present. Votes may be cast for the directors or withheld. In a plurality election, votes may only be cast in favor of or withheld from the nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. This means that the persons receiving the highest number of “FOR” votes will be elected as a director. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger percentage of votes.
Approval of Proposal No. 2 regarding the ratification of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on Proposal No. 2.
Approval of Proposal No. 3 regarding the approval of an amendment of the Company’s Restated Certificate of Incorporation to decrease the number of authorized shares of the Company’s Common Stock to 50,000,000, requires the affirmative vote of the majority of the outstanding shares of Common Stock entitled to vote on such amendment. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against Proposal No. 3. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares on Proposal No 3.
The corporate actions described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.
You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy via the Internet or mail. To the extent you receive a proxy card, such proxy card will also contain instructions on how you may also vote by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
We encourage you to vote either online, by telephone or by completing, signing, dating and returning a proxy card or if you hold your shares through a brokerage firm, bank or other financial institution, by completing and returning a voting instruction form. This ensures that your shares will be voted at the Annual Meeting and reduces the likelihood that we will be forced to incur additional expenses soliciting proxies for the Annual Meeting.
Voting over the Internet, by telephone or mailing a proxy card will not limit your right to vote in person or to attend the Annual Meeting in person. Any record holder as of the Record Date may attend the Annual Meeting and may revoke a previously provided proxy at any time by: (i) executing and delivering a later-dated proxy to the corporate secretary at EyeGate Pharmaceuticals, Inc., 271 Waverley Oaks Road, Suite 108, Waltham, MA 02452; (ii) delivering a written revocation to the corporate secretary at the address above before the meeting; or (iii) voting in person at the Annual Meeting.

Beneficial holders who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution for information on how to do so. Beneficial holders who wish to attend the Annual Meeting and vote in person should contact their brokerage firm, bank or other financial institution holding shares of Common Stock on their behalf in order to obtain a “legal proxy”, which will allow them to vote in person at the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
Our board of directors recommends an affirmative vote on all proposals specified in the notice for the Annual Meeting. Proxies will be voted as specified. If your proxy is properly submitted, it will be voted in the manner you direct. If you do not specify instructions with respect to any particular matter to be acted upon at the meeting, proxies will be voted in favor of the board of directors’ recommendations.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Thursday, June 25, 2020: The Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com. The Annual Report, however, is not part of the proxy solicitation material.

PROPOSAL 1
ELECTION OF DIRECTORS
The board of directors of the Company currently consists of eight members and is divided into three classes of directors, with three directors in Class I, three directors in Class II and two directors in Class III. Directors serve for three-year terms with one class of directors being elected by our stockholders at each annual meeting to succeed the directors of the same class whose terms are then expiring.
At the Annual Meeting, three Class II directors, nominated by the board of directors, will stand for election to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal.
At the recommendation of the nominating and corporate governance committee, the board of directors has nominated Thomas E. Hancock, Praveen Tyle and Morton F. Goldberg, MD for election as the Class II directors of the Company. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy “FOR” the election of Thomas E. Hancock, Praveen Tyle and Morton F. Goldberg, MD. The nominees have agreed to stand for election and, if elected, to serve as a directors. However, if any such person nominated by the board of directors is unable to serve or will not serve, the proxies will be voted for the election of such other person or persons as the nominating and corporate governance committee and the board of directors may recommend.
Vote Required
The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the election of each of the nominees as a Class II director of the Company.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOLLOWING NOMINEES OF THE BOARD OF DIRECTORS: THOMAS E. HANCOCK, PRAVEEN TYLE AND MORTON F. GOLDBERG, MD. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

INFORMATION REGARDING DIRECTORS
Set forth below is certain information regarding the directors and director nominee of the Company based on information furnished to the Company by each director and director nominee. The biographical description below for each director and director nominee includes his age, all positions he holds with the Company, his principal occupation and business experience over the past five years, and the names of other publicly-held companies for which he currently serves as a director or has served as a director during the past five years. The biographical description below for each director and director nominee also includes the specific experience, qualifications, attributes and skills that led to the conclusion by the board of directors that such person should serve as a director of the Company. In addition to such specific information, we also believe that all of our directors and director nominee have a reputation for integrity, honesty and adherence to high ethical standards. Further, they have each demonstrated business acumen and an ability to exercise sound judgment as well as a commitment of service to the Company and our board.
On January 3, 2020, Peter Greenleaf resigned from the board of directors. On January 10, 2020, the board of directors appointed I. Keith Maher, MD as a Class III director.
The board of directors has determined that all the incumbent directors listed below are “independent” as such term is currently defined by applicable NASDAQ rules, except for Mr. Boyd, Dr. Maher and Mr. From, who is also an executive officer of the Company.
The following information is current as of April 17, 2020, based on information furnished to the Company by each director:
Directors of EyeGate Pharmaceuticals, Inc.
Name	Age	Position with the Company	Director Since
Class II Directors – Term expires 2020; nominated to Serve a Term Expiring 2023
Thomas E. Hancock*(1)(3)	56	Director	January 2007
Praveen Tyle*(1)(2)(3)	60	Director	June 2008
Morton F. Goldberg, MD*(2)	82	Director	October 2008
Class III Directors – Term expires 2021
Stephen From	56	President, CEO and Director	October 2005
I. Keith Maher, MD	52	Director	January 2020
Class I Directors – Term expires 2022
Paul Chaney(3)	62	Chairman	September 2007
Bernard Malfroy-Camine(1)(2)	67	Director	July 2012
Steven J. Boyd	39	Director	May 2018

*
Nominee for election

(1)
Member of the compensation committee

(2)
Member of the nominating and corporate governance committee

(3)
Member of the audit committee

Nominees for Election as Class II Directors — Term to expire 2023
Thomas E. Hancock, Director, has served as a director since January 2007. He has over fifteen years of experience in the biopharmaceutical industry and equity capital markets. Since September 2004, he has been the Principal of Nexus Medical Partners, where he has been responsible for several investments, including A&G Pharmaceuticals Inc., Magellan Biosciences, Inc., and Panacos Pharmaceuticals, Inc. and a principal of Nexus Investment Company, a FINRA member. Prior to joining Nexus Medical Partners, Mr. Hancock was a Senior Equity Analyst and Managing Director at US Bancorp Piper Jaffray, covering both the biopharmaceutical and drug discovery tools markets. He has also held numerous positions at Genentech, Inc. and COR Therapeutics, Inc. Mr. Hancock has a BS in Molecular Biology and an MBA from UC Berkeley.
We believe Mr. Hancock’s qualifications to sit on our board of directors include his many years of biotech, investment banking and venture capital experience.
Praveen Tyle, PhD, Director, has served as a director since June 2008. Since May 2016, Dr. Tyle has served as Executive Vice President of Research and Development of Lexicon Pharmaceuticals. Dr. Tyle was previously a member of the executive management team at Osmotica Pharmaceutical Corp., serving as President and Chief Executive Officer from January 2013 through April 2016 and as Executive Vice President and Chief Scientific Officer from August 2012 to December 2012. He is also a member of the board of Orient EuroPharma Co., Ltd. of Taiwan and of GI Dynamics, Boston. Dr. Tyle has nearly 30 years of experience in the pharmaceutical industry with the majority of his tenure in senior executive leadership positions in areas of research and development, manufacturing, quality, business development and operations. Prior to joining Osmotica Pharmaceutical Corp., Dr. Tyle served as Executive Vice President (from January 2012 to August 2012) and Chief Scientific Officer (from October 2011 to August 2012) for the United States Pharmacopeia, or USP. Prior to joining USP, Dr. Tyle from 2008 to 2011, served as the Senior Vice President and Global Head of Business Development and Licensing at Novartis Consumer Health from March 2009 to September 2011. At Novartis Consumer Health, Dr. Tyle also served as Senior Vice President & Global Head of Research and Development from March 2009 to February 2010. Dr. Tyle holds a doctorate in pharmaceutics and pharmaceutical chemistry from the Ohio State University and a BS in Pharmacy (honors) from the Institute of Technology, Banaras Hindu University in India.
We believe Dr. Tyle’s qualifications to sit on our board of directors include his executive research and development leadership experience and significant mergers and acquisitions and business development and licensing experience.
Morton F. Goldberg, MD, Director, has served as a director since October 2008. Since 2003 he has served as the Joseph E. Green Professor of Ophthalmology at the Wilmer Eye Institute, Johns Hopkins University School of Medicine, to which position he was appointed to in 2003. From 1989 to 2003 he served as the Director and William Holland Wilmer Professor of Ophthalmology at the Wilmer Eye Institute. Prior to this, he was a Professor and Chairman of the Department of Ophthalmology at the University of Illinois College of medicine in Chicago for nearly 20 years. Dr. Goldberg trained at Johns Hopkins as a resident and chief resident. He is also a past President of the Association for Research in Vision and Ophthalmology, the Macula Society, and the Association of University Professors of Ophthalmology. Dr. Goldberg received his undergraduate degree with honors from Harvard College and his MD with honors from Harvard Medical School.
We believe Dr. Goldberg’s qualifications to sit on our board of directors include his extensive expertise in eye care. He is a board certified in ophthalmology and highly experienced in both research and clinical ophthalmology. He has served as academic department chairman for almost 40 years, and also served as Chief Editor of the Archives of Ophthalmology, an important scientific and clinical journal. He has recently completed 50 years of personal eye research as well as personal care of innumerable eye patients having diseases amenable to treatment by iontophoresis.

Class III Directors — Term expires 2021
Stephen From, President and Chief Executive Officer, has served as our President, Chief Executive Officer, and director since October 2005. Mr. From was formerly the Chief Financial Officer at Centelion SAS, an independent biotechnology subsidiary of Sanofi-Aventis. Prior to this, Mr. From spent several years as an investment banker specializing in the biotechnology and medical device sectors. He served as Director in the Global Healthcare Corporate and Investment Banking Group and Head of European Life Sciences for Bank of America Securities. Mr. From holds a BSc from the University of Western Ontario, an accounting diploma from Wilfred Laurier University and has qualified as a Chartered Accountant in Ontario, Canada.
We believe Mr. From’s qualifications to sit on our board of directors include his executive leadership experience, financial expertise and the knowledge and understanding he has gained from serving as our President and Chief Executive Officer since 2005.
I. Keith Maher, MD, Director, has served as a director since January 2020. Dr. Maher has worked at Armistice Capital covering healthcare since 2019. From 2013 through 2018, Dr. Maher served as the North American healthcare analyst for Schroder Investment Management. Prior to joining Schroder, Dr. Maher held senior roles at Omega Advisors, Gracie Capital and Paramount BioCapital. Prior to joining Paramount, Dr. Maher was a Managing Director at Weiss, Peck & Greer (WPG) Investments. He joined WPG from Lehman Brothers, where he worked as an equity research analyst covering medical device and technology companies. Dr. Maher has served on the board of directors of Vaxart, Inc., a Nasdaq-listed clinical stage company developing tablet vaccines, since November 2019. Dr. Maher completed his clinical training in medicine at the Mount Sinai Medical Center in New York City and earned an MBA from Northwestern University’s Kellogg Graduate School of Management.
We believe Dr. Maher’s qualifications to sit on our board of directors include his medical training, investment expertise and experience serving as a board member in the pharmaceutical industry.
Class I Directors — Term expires 2022
Paul Chaney, Chairman of the Board, has served as a director since September 2007. He is co-founder, President & CEO of PanOptica, Inc, a private venture-backed biopharmaceutical company that licenses and develops drugs for the treatment of important ophthalmic conditions, and has held such positions since March 2009. Prior to founding PanOptica, Mr. Chaney was Executive Vice President and President of OSI-Eyetech Pharmaceuticals Inc., the wholly-owned eyecare biopharmaceutical subsidiary of OSI Pharmaceuticals, Inc. (OSI).. Prior to its acquisition by OSI,, Mr. Chaney served as Chief Operating Officer of Eyetech, Inc., where he was responsible for the launch of Macugen, the first anti-VEGF treatment for neovascular age-related macular degeneration (wet-AMD), and was part of the executive team which led Eyetech’s initial public offering in 2004. Mr. Chaney has over 30 years of experience in the biopharmaceutical and ophthalmic medical device industry, including a variety of senior management positions at Pharmacia Corporation. He began his career as a sales representative for The Upjohn Company in 1980. Mr. Chaney has also served as a member of the board of directors of Sesen Bio, Inc. (formerly Eleven Biotherapeutics, Inc.), a biologics company focusing on targeted protein therapeutics, from February 2014 to August 2018. Mr. Chaney earned a double BA in English and Biological Sciences from the University of Delaware.
We believe Mr. Chaney’s qualifications to sit on our board of directors include his executive leadership experience, including 20 years leading major ophthalmology businesses both in the U.S. and globally for both a large public pharmaceutical company and privately held start-ups. Mr. Chaney’s responsibilities have spanned commercial operations, manufacturing, regulatory, business development, non-clinical and clinical development functions. He was responsible for building and leading the commercial organizations responsible for the launches of major glaucoma and retina therapeutics, and commercializing the ophthalmic device business for Pharmacia Corporation.

Bernard Malfroy-Camine, PhD, Director, has served as a director since July 2012. He is a scientist-turned-entrepreneur with nearly 30 years of experience in biotechnology and drug discovery. Since May 2013, he has been President and CEO of ViThera Pharmaceuticals, Inc. He has also served as Director, Business Development US Operations at Voisin Consulting, Inc. (also known as Voisin Consulting Life Sciences) since September 2012. Since October 2008, Dr. Malfroy-Camine has also been Founder, President and CEO of MindSet Rx, Inc., a virtual company which is a continuation of Eukarion, Inc., a biotech company he had founded in 1991, and of which he was President and CEO. Dr. Malfroy-Camine has over 80 scientific publications and holds approximately 20 patents. He has a Master’s degree in Mathematics and Physics from Ecole Polytechnique (Paris) and a Ph.D. in Neurobiology from University Paris VI.
We believe Dr. Malfroy-Camine’s qualifications to sit on our board of directors include his executive leadership experience and his extensive experience in entrepreneurship, drug discovery and drug development.
Steven J. Boyd, Director, has served as a director since May 15, 2018. He is the Chief Investment Officer of Armistice Capital, a long-short equity hedge fund focused on the health care and consumer sectors based in New York City. Previously, Mr. Boyd had been a Research Analyst at Senator Investment Group, York Capital, and SAB Capital Management, where he focused on health care. Mr. Boyd began his career as an Analyst at McKinsey & Company. Mr. Boyd has served as a member of the board of directors of Cerecor Inc., an integrated biopharmaceutical company focused on pediatric healthcare, since April 2017. Mr. Boyd received a B.S. in Economics as well as a B.A. in Political Science from The Wharton School of the University of Pennsylvania.
We believe Mr. Boyd’s qualifications to sit on our board of directors include his experience in the capital markets and strategic transactions, and his focus on the healthcare industry.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
During the year ended December 31, 2019, our board of directors held nine meetings. Each of the directors attended at least 75% of the total number of meetings of the board of directors and of the committees of which he was a member. The board of directors encourages directors to attend in person the Annual Meeting of Stockholders of the Company, or Special Meeting in lieu thereof, or, if unable to attend in person, to participate by other means, if practicable. In recognition of this policy, the board of directors typically schedules a regular meeting of the board of directors to be held on the date of, and immediately following, the Annual Meeting of Stockholders.
The non-employee directors meet regularly in executive sessions outside the presence of management. Mr. Chaney serves as the Chairman of the board of directors. Among other things, the Chairman provides feedback to the Chief Executive Officer on executive sessions and facilitates discussion among the independent directors outside of meetings of the board of directors. The Chief Executive Officer is responsible for the day-to-day management of our Company and the development and implementation of our Company’s strategy. Our board of directors currently believes that separating the roles of Chief Executive Officer and Chairman contributes to an efficient and effective board. Our board of directors does not have a current requirement that the roles of Chief Executive Officer and Chairman of the board be either combined or separated, because the board currently believes it is in the best interests of our Company to make this determination based on the position and direction of our Company and the constitution of the board and management team. From time to time, the board will evaluate whether the roles of Chief Executive Officer and Chairman of the board should be combined or separated. The board has determined that having separate roles of our Company’s Chief Executive Officer and Chairman is in the best interest of our stockholders at this time.
Independent Directors
Our board of directors is currently composed of eight members. Under the published listing requirements of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within twelve months of the completion of an initial public offering. All of the members of our board except for Mr. Boyd, Dr. Maher and Mr. From qualify as independent directors in accordance with the published listing requirements of Nasdaq.
Classified Board
Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:
•
The Class II directors are Thomas E. Hancock, Praveen Tyle and Morton F. Goldberg, MD and their terms expire at this Annual Meeting (and, if re-elected, the annual meeting of stockholders to be held in 2023;

•
The Class III directors are Stephen From and I. Keith Maher, MD, and their terms expire at the annual meeting of stockholders to be held in 2021; and

•
The Class I directors are Paul Chaney, Bernard Malfroy-Camine and Steven J. Boyd, and their terms expire at the annual meeting of stockholders to be held in 2022.

The authorized number of directors may be changed only by resolution of the board of directors. This classification of the board of directors into three classes with staggered three-year terms may have the effect of delaying or preventing changes in our control or management.

Role of Board in Risk Oversight Process
Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.
The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.
Corporate Governance
We believe our corporate governance initiatives comply with the Sarbanes-Oxley Act and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate initiatives comply with the rules of The Nasdaq Capital Market. Our board of directors continue to evaluate our corporate governance principles and policies.
Our board of directors have adopted a code of business conduct that applies to each of our directors, officers and employees. The code addresses various topics, including:
•
compliance with applicable laws, rules and regulations;

•
conflicts of interest;

•
public disclosure of information;

•
insider trading;

•
corporate opportunities;

•
competition and fair dealing;

•
gifts;

•
discrimination, harassment and retaliation;

•
health and safety;

•
record-keeping;

•
confidentiality;

•
protection and proper use of company assets;

•
payments to government personnel; and

•
reporting illegal and unethical behavior.

The code of business conduct is posted on our website. Any waiver of the code of business conduct for an executive officer or director may be granted only by our board of directors or a committee thereof and must be timely disclosed as required by applicable law. The code of business conduct will implement whistleblower procedures that establish format protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to the audit committee.

Board Committees
Our board of directors has established an audit committee, a compensation committee and nominating and corporate governance committee, each of which operate under a charter that has been approved by our board. The directors serving as members of these committees meet the criteria for independence under, and the functioning of these committees complies with, the applicable requirements of the Sarbanes-Oxley Act and SEC rules and regulations. In addition, we believe that the functioning of these committees complies with the rules of The Nasdaq Capital Market. Each committee has the composition and responsibilities described below.
Audit Committee
Our board of directors has established an audit committee, which is comprised of Thomas E. Hancock, Paul Chaney and Praveen Tyle, each of whom is a non-employee member of the board of directors. Thomas E. Hancock serves as the chair of the audit committee. The audit committee met five times during 2019. The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. Pursuant to the audit committee charter, the functions of the committee include, among other things:
•
appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•
overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•
reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•
monitoring our internal control over financial reporting and our disclosure controls and procedures;

•
meeting independently with our registered public accounting firm and management;

•
preparing the audit committee report required by SEC rules;

•
reviewing and approving or ratifying any related person transactions; and

•
overseeing our risk assessment and risk management policies.

All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC. Our board of directors has determined that Thomas E. Hancock is an “audit committee financial expert” as defined by applicable SEC rules. In addition, our board of directors has also determined that Mr. Hancock has the requisite financial sophistication under applicable Nasdaq rules and regulations.
Compensation Committee
Our board of directors has established a compensation committee, which is comprised of Thomas E. Hancock, Praveen Tyle and Bernard Malfroy-Camine. Praveen Tyle serves as the chair of the compensation committee. The compensation committee met two times during 2019. Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Pursuant to the compensation committee charter, the functions of this committee include:
•
evaluating the performance of our chief executive officer and determining the chief executive officer’s salary and contingent compensation based on performance and other relevant criteria;

•
identifying the corporate and individual objectives governing the chief executive officer’s compensation;

•
in consultation with the chief executive officer, determining the compensation of our other officers;

•
making recommendations to our board with respect to director compensation;

•
reviewing and approving the terms of material agreements with our executive officers;

•
overseeing and administering our equity incentive plans and employee benefit plans;

•
reviewing and approving policies and procedures relating to the perquisites and expense accounts of our executive officers;

•
if and as applicable, furnishing the annual compensation committee report required by SEC rules; and

•
conducting a review of executive officer succession planning, as necessary, reporting its findings and recommendations to our board of directors, and working with the Board in evaluating potential successors to executive officer positions.

Our board of directors has determined that each of the members of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the United States Internal Revenue Code of 1986, as amended, or Section 162(m).
Governance Committee
Our board of directors has established a governance committee, which is comprised of Bernard Malfroy-Camine, Morton F. Goldberg and Praveen Tyle. Bernard Malfroy-Camine serves as the chair of the governance committee. The nominating and corporate governance committee met one time during 2019. Pursuant to the governance committee charter, the functions of this committee include, among other things:
•
identifying, evaluating, and making recommendations to our board of directors and our stockholders concerning nominees for election to our board, to each of the board’s committees and as committee chairs;

•
annually reviewing the performance and effectiveness of our board and developing and overseeing a performance evaluation process;

•
annually evaluating the performance of management, the board and each board committee against their duties and responsibilities relating to corporate governance;

•
annually evaluating adequacy of our corporate governance structure, policies, and procedures; and

•
providing reports to our board regarding the committee’s nominations for election to the board and its committees.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

REPORT OF THE AUDIT COMMITTEE
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or any future filing with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.
The undersigned members of the audit committee of the board of directors of the Company submit this report in connection with the committee’s review of the financial reports of the Company for the fiscal year ended December 31, 2019 as follows:
1.
The audit committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2019.

2.
The audit committee has discussed with representatives of EisnerAmper LLP the matters required to be discussed with them by applicable requirements of Public Company Accounting Oversight Board Auditing Standard AS 1301: Communications with Audit Committees.

3.
The audit committee has received the written disclosures and the letter from the independent auditor required by the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission.
Submitted by the audit committee:
Thomas E. Hancock, Chairman
Paul Chaney
Praveen Tyle

EXECUTIVE OFFICERS
Biographical information regarding our executive officers is set forth below. Each executive officer is elected annually by our board and serves until his or her successor is appointed and qualified, or until such individual’s earlier resignation or removal.
Name	Age	Position
Stephen From	56	Chief Executive Officer and President
Sarah Romano	40	Chief Financial Officer
Michael Manzo	60	Vice President of Engineering
Stephen From, President and Chief Executive Officer — Please refer to “Proposal No. 1 — Election of Directors” section of this proxy statement for Mr. From’s biographical information.
Sarah Romano, CPA, Chief Financial Officer, has served as our Chief Financial Officer since January 1, 2018 and previously served as our Interim Chief Financial Officer between February 2017 and January 2018. Ms. Romano joined us as Corporate Controller in 2016, and has been responsible for our accounting, tax, financial reporting, and internal controls. Prior to joining EyeGate, Ms. Romano served as Assistant Controller at TechTarget from June 2015 through August 2016 and Corporate Controller at Bowdoin Group, a healthcare-focused executive recruiting firm, from September 2013 through May 2015. Previously, she held financial reporting positions of increasing responsibility at SoundBite Communications from 2008 until its acquisition by Genesys in 2013, serving as Senior Financial Reporting Analyst from 2008 to 2010, as Financial Reporting Supervisor from 2010 to 2011 and as Financial Reporting Manager from 2011 to 2013. Ms. Romano also served as a Senior Financial Reporting Analyst at Cognex Corporation, a publicly-traded manufacturer of machine vision systems, software and sensors, from 2004 through 2008. Ms. Romano began her career as an Auditor in the Boston office of PricewaterhouseCoopers. A licensed CPA in Massachusetts, she holds a Bachelor of Arts in Accounting from College of the Holy Cross and a Masters of Accounting from Boston College.
Michael Manzo, Vice President of Engineering, has been with us since October 2006 and has served as Vice President of Engineering for the last seven years. Mr. Manzo has over 30 years of experience in product development and manufacturing in the medical device industry. Prior to working at EyeGate, Mr. Manzo held positions of President and Chief Operating Officer (2002 – 2006) at Jenline Industries, Ltd., which is now part of Helix Medical, LLC. He has been part of multiple start-up companies over the years, ranging in medical specialties from cardiology, radiology, urology and laparoscopic surgery. Mr. Manzo holds a Masters in Business Administration Degree from Suffolk University and a Bachelor of Science Degree in engineering from University of Massachusetts, Lowell.

EXECUTIVE COMPENSATION
We are an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012. As a result, we have elected to comply with the reduced disclosure requirements applicable to emerging growth companies in accordance with SEC rules. We had only three executive officers during the fiscal year ended December 31, 2019, Stephen From, our President and Chief Executive Officer, Sarah Romano, our Chief Financial Officer, and Michael Manzo, our Vice President of Engineering, who are our named executive officers. Barbara Wirostko, MD, who served as our Chief Medical Officer, resigned from that position effective August 23, 2019, and was a named executive officer for a portion of the fiscal year ended December 31, 2019.
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers during our fiscal years ended December 31, 2019 and December 31, 2018.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards(2) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Stephen From	2019	400,000	106,600	—	94,740	—	601,340
President and Chief	2018	400,000	100,000	427,500	72,000	—	999,500
Executive Officer
Sarah Romano	2019	250,000	86,010	—	23,685	—	359,695
Chief Financial Officer	2018	212,500	23,875	99,750	12,000	—	348,125
Michael Manzo	2019	250,000	94,167	—	23,685	—	367,852
Vice President of Engineering	2018	250,000	65,625	99,750	12,000	—	427,375
Barbara Wirostko, MD	2019	193,263	44,772	—	23,685	—	261,720
Former Chief Medical	2018	280,000	42,000	99,750	12,000	—	433,750
Officer(3)

(1)
The amounts in this column represent discretionary bonus payments granted by the board in the applicable fiscal year.

(2)
The amounts in this column represent the aggregate grant date fair value of option awards or stock awards granted to the officer in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements included elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. In accordance with SEC rules, the grant date fair value of an award subject to performance conditions is based on the probable outcome of the conditions.

(3)
Dr. Wirostko resigned as Chief Medical Officer effective August 23, 2019, and has served as a consultant to EyeGate since that date.

Narrative Disclosure to Compensation Tables
Employment Agreements
Stephen From
We originally entered into an amended and restated employment agreement with our President and Chief Executive Officer, Stephen From, effective as of April 28, 2006. Pursuant to this agreement, Mr. From received an annual base salary of $275,078 and he was entitled to receive a bonus of up to 50% of his annual base salary for the applicable fiscal year, and which was $130,000 for the year ended December 31, 2014.

In February 2016, we entered into a second amended and restated employment agreement with Mr. From that became effective upon our listing on the NASDAQ Capital Market on July 31, 2015. Pursuant to this agreement, Mr. From currently receives an annual base salary of $400,000 and is entitled to receive a bonus of up to 50% of his annual base salary for the applicable fiscal year.
On November 29, 2017, we entered into a Third Amended and Restated Employment Agreement with Mr. From, which was amended on November 26, 2019. The restated agreement, as amended, provides for a severance payment to Mr. From upon the occurrence of a Change of Control (as defined in the agreement) of the Company, with the payment amount to be determined based on the value of the transaction that results in the Change of Control, up to a maximum of 1.5% of the transaction value. Additionally, the restated agreement, as amended, increases the benefits that would be realized by Mr. From upon termination by us without Cause or by Mr. From for Good Reason (as such terms are defined in the restated agreement) to include (i) 18 months of salary continuation payments, (ii) an amount equal to 1.5 multiplied by the maximum performance bonus that he would have been eligible to receive in the year of termination, assuming achievement of all applicable performance metrics at target level, (iii) 18 months of COBRA subsidy payments, and (iv) 18 months of accelerated vesting of stock options and/or restricted stock awards that are unvested at the time of termination.
Sarah Romano
We originally entered into an offer letter with our Chief Financial Officer, Sarah Romano, effective as of January 1, 2018. Pursuant to the letter, Ms. Romano initially received an annual base salary of $200,000 and she was entitled to receive a bonus with an annual target of up to 25% of her annual base salary.
On March 23, 2020, we entered into an Employment Agreement with Ms. Romano that superseded her offer letter. Pursuant to this agreement, Ms. Romano currently receives an annual base salary of $275,000 and is entitled to receive a bonus with an annual target of up to 30% of her annual base salary. The agreement also provides that upon termination of Ms. Romano by us without Cause or by Ms. Romano for Good Reason (as such terms are defined in the agreement), Ms. Romano will be eligible to receive (i) six months of salary continuation payments, (ii) an amount equal to 0.5 multiplied by the maximum performance bonus that she would have been eligible to receive in the year of termination, assuming achievement of all applicable performance metrics at target level, (iii) six months of COBRA subsidy payments, and (iv) six months of accelerated vesting of stock options and/or restricted stock awards that are unvested at the time of termination.
Michael Manzo
In July 2014, our board of directors approved an amended and restated offer letter with Mr. Manzo that became effective upon our listing on the NASDAQ Capital Market on July 31, 2015. Pursuant to this letter, Mr. Manzo receives an annual base salary of $250,000 and is entitled to receive a bonus of up to 30% of his annual base salary for the applicable fiscal year.
Barbara Wirostko
On March 7, 2016, we entered into an offer letter with our former Chief Medical Officer, Barbara Wirostko. Pursuant to this letter, Dr. Wirostko received an annual base salary of $280,000, and she was entitled to receive a bonus of up to 30% of her annual base salary for the applicable fiscal year. Additionally, pursuant to the offer letter, Dr. Wirostko received a stock option to purchase 38,286 shares of our common stock, which vested based on her continued employment with respect to one-third (1/3) of the underlying shares on the first anniversary of the grant date and ratably in monthly installments over the following 24 months.
Change of Control
Each of our named executive officers is eligible to receive certain benefits in the event of a change in control or if his employment is terminated under certain circumstances, as described under “Potential Payments Upon Termination or Change in Control” below.

Equity Compensation
We grant stock options and restricted shares to our named executive officers as the long-term incentive component of our compensation program. Stock options allow employees to purchase shares of our Common Stock at a price per share equal to the fair market value of our Common Stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for United States federal income tax purposes. In the past, our board of directors has determined the fair market value of our Common Stock based upon inputs including valuation reports prepared by third-party valuation firms. Generally, one third of the equity awards we grant vest on the first year anniversary, with the remainder vesting in equal monthly installments over 24 months, subject to the employee’s continued employment with us on the vesting date and our board of directors has discretion to provide that granted options will vest on an accelerated basis if a change of control of our company occurs, either at the time such award is granted or afterward.
Potential Payments Upon Termination or Change in Control
Stephen From
Pursuant to his employment agreement, if we terminate the employment of Stephen From without Cause or if he resigns for Good Reason, then he will be eligible to receive:
•
continued payment of base salary for 18 months;

•
a lump-sum cash payment equal to 1.5 multiplied by the maximum performance bonus that he would have been eligible to receive in the year of termination, assuming achievement of all applicable performance metrics at target level; and

•
payment by us of the monthly premiums under COBRA for Mr. From for up to 18 months following the termination.

“Cause” means the officer’s unlawful or dishonest conduct, or a breach of any of his obligations made under his employment agreement, including, but to limited to, the confidentiality provisions.
“Good Reason” means a resignation after one of the following conditions has come into existence without the officer’s consent: (i) a material reduction in duties, authority or responsibility; (ii) a material reduction in annual base salary; (iii) a relocation of principal place of employment that increases his one-way commute by more than 50 miles; or (iv) a material breach by us of his employment agreement.
Upon a Change in Control, as defined in Mr. From’s employment agreement, Mr. From would receive a severance payment, with the payment amount to be determined based on the value of the transaction that results in the Change of Control, up to a maximum of 1.5% of the transaction value. Additionally, upon a Change in Control, all of Mr. From’s outstanding unvested stock options and/or restricted stock awards will become fully vested and immediately exercisable.
Sarah Romano
Pursuant to her employment agreement, if we terminate the employment of Sarah Romano without Cause or if she resigns for Good Reason, then she will be eligible to receive:
•
continued payment of base salary for six months;

•
a lump-sum cash payment equal to 0.5 multiplied by the maximum performance bonus that she would have been eligible to receive in the year of termination, assuming achievement of all applicable performance metrics at target level; and

•
payment by us of the monthly premiums under COBRA for Ms. Romano for up to six months following the termination.

“Cause” means the officer’s unlawful or dishonest conduct, or a breach of any of her obligations made under her employment agreement, including, but to limited to, the confidentiality provisions.
“Good Reason” means a resignation after one of the following conditions has come into existence without the officer’s consent: (i) a material reduction in duties, authority or responsibility; (ii) a material reduction in annual base salary; (iii) a relocation of principal place of employment that increases her one-way commute by more than 50 miles; or (iv) a material breach by us of her employment agreement.
Upon a Change in Control, as defined in Ms. Romano’s employment agreement, all of Ms. Romano’s outstanding unvested stock options and/or restricted stock awards will become fully vested and immediately exercisable.
Michael Manzo
Pursuant to his offer letter, if we terminate the employment of Michael Manzo without Cause or if he resigns for Good Reason, then he will be eligible to receive:
•
continued payment of base salary for six months; and

•
a lump-sum cash payment equal to his target bonus payment for the year in which the termination occurs.

“Cause” means the officer’s unlawful or dishonest conduct, or a breach of any of his obligations made under his offer letter, including, but to limited to, obligations under a separate agreement relating to inventions, non-competition and non-solicitation.
“Good Reason” means a resignation after one of the following conditions has come into existence without the officer’s consent: (i) a material reduction in duties, authority or responsibility; (ii) a material reduction in annual base salary; (iii) a relocation of principal place of employment that increases his one-way commute by more than 50 miles; or (iv) a material breach by us of his offer letter.
Barbara Wirostko
Pursuant to her offer letter, if Dr. Wirostko resigned for Good Reason at any time, or if we terminated the employment of Dr. Wirostko after she had been employed by us for at least one year, including within 12 months following a Change in Control (as defined in Dr. Wirostko’s offer letter), then she would have been eligible to receive:
•
continued payment of base salary for six months; and

•
a lump-sum cash payment equal to her target bonus payment for the year in which the termination occurs.

“Cause” means the officer’s unlawful or dishonest conduct, or a breach of any of her obligations made under her offer letter, including, but to limited to, obligations under a separate agreement relating to inventions, non-competition and non-solicitation.
“Good Reason” means a resignation after one of the following conditions has come into existence without the officer’s consent: (i) a material reduction in duties, authority or responsibility; (ii) a material reduction in annual base salary; (iii) a relocation of principal place of employment that increases her one-way commute by more than 50 miles; or (iv) a material breach by us of her offer letter.
Dr. Wirostko resigned as our Chief Financial Officer effective as of August 23, 2019. In connection with her resignation, Dr. Wirostko was not entitled to any severance payment, and forfeited all of her unvested stock options and shares of restricted stock.
Change in Control Severance Plan
On November 27, 2017, we adopted the EyeGate Pharmaceuticals, Inc. Change in Control Severance Plan, which we amended and restated on November 26, 2019 (as amended and restated, the “Change in Control Severance Plan”). The Change in Control Severance Plan provides us with assurance that we will have the continued dedication of, and the availability of objective advice and counsel from, executives and other employees and promotes certainty and minimize potential disruption for our employees in the event we are faced with or undergo a change in control. All of our full-time employees are participants in the Change in Control Severance Plan, with the exception of Mr. From. Under the Change in Control Severance Plan, upon a termination of employment without Cause by us or for Good Reason by the employee (as such terms are defined in the Change in Control Severance Plan), in either case during the period starting on the date when the definitive agreement for a Change in Control (as defined in the Change in Control Severance Plan) is executed and ending on the six-month anniversary following the consummation of such Change in Control transaction, subject to the execution of a release of claims, our full-time employees (other than Mr. From) would be entitled to the following compensation and benefits:
•
a lump sum severance payment equal to three weeks of such employee’s then-effective base salary rate for each year of service completed by the employee, subject to the following minimum and maximum amounts:

•
for all participants that are executive officers or have the title of vice president or higher, a minimum amount equal to 26 weeks of base salary and a maximum amount equal to 52 weeks of base salary, and

•
for all other participants, a minimum amount equal to eight weeks of base salary and a maximum amount equal to 26 weeks of base salary;

•
a lump sum payment of the employee’s prorated annual incentive award for the year of termination, determined assuming achievement of target performance;

•
the payment of any annual incentive that has been earned but not yet paid in respect of any performance period that has concluded as of the executive officer’s termination of employment; and

•
payment of health insurance premiums under COBRA for six months following the date of termination, provided that all such premium payments will cease if the executive officer becomes entitled to receive health insurance coverage under another employer-provided plan.

In the event that any payments under the plan are subject to Section 280G of the Internal Revenue Code, such payments will be reduced, unless not reducing the amount would result in an after-tax benefit to the employee of at least 5% greater than the reduced amount. The Change in Control Severance Plan does not provide excise tax gross-ups on payments to participants.
Employee Benefits and Perquisites
Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees. We do not provide our named executive officers with perquisites or other personal benefits other than reimbursement of their healthcare premiums (prior to our offering health plans), as described in the Summary Compensation Table.
Outstanding Equity Awards at 2019 Fiscal Year-End
The following table shows certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2019.
Generally, one-third of the options and shares of restricted stock granted to our named executive officers vest on the one-year anniversary of grant, with the remaining options or shares, as applicable, vesting monthly for two years thereafter, subject to our repurchase right in the event that the executive’s service terminates before vesting in such shares. For information regarding the vesting acceleration provisions applicable to the options held by our named executive officers, please see “Employment Agreements” above.

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested	Option Exercise Price ($)	Option Expiration Date
Stephen From	29-Jan-10	3,600	—	9.75	29-Jan-20
	25-Jun-10	2,311	—	9.75	25-Jun-20
	14-Jan-11	303	—	9.75	14-Jan-21
	14-Jan-11	3,162	—	9.75	14-Jan-21
	23-Dec-12	728	—	9.75	23-Dec-22
	19-Feb-15	242	—	90.00	19-Feb-25
	24-Feb-15	11,665	—	86.25	24-Feb-25
	28-Aug-15	3,333	—	53.85	28-Aug-25
	25-Jan-16	1,333	—	25.50	25-Jan-26
	29-Mar-16	3,568	—	45.75	29-Mar-26
	18-Jul-16	4,610	—	36.30	18-Jul-26
	18-May-17	1,666	—	27.00	18-May-27
	21-Jun-17	6,935	1,397(1)	20.25	21-Jun-27
	28-Feb-18	6,091	3,908(1)	8.55	28-Feb-28
	1-Feb-19	—	13,333(1)	7.20	1-Feb-29
Sarah Romano	24-Oct-16	500	—	24.30	24-Oct-26
	12-Dec-16	500	—	25.80	12-Dec-26
	21-Jun-17	2,220	446(1)	20.25	21-Jun-27
	28-Feb-18	1,015	651(1)	8.55	28-Feb-28
	1-Feb-19	—	3,333(1)	7.20	1-Feb-29
Michael Manzo	29-Jan-10	459	—	9.75	29-Jan-20
	25-Jun-10	304	—	9.75	25-Jun-20
	14-Jan-11	91	—	9.75	14-Jan-21
	14-Jan-11	426	—	9.75	14-Jan-21
	23-Dec-12	728	—	9.75	23-Dec-22
	19-Feb-15	212	—	90.00	19-Feb-25
	24-Feb-15	3,332	—	86.25	24-Feb-25
	28-Aug-15	665	—	53.85	28-Aug-25
	25-Jan-16	332	—	25.50	25-Jan-26
	29-Mar-16	800	—	45.75	29-Mar-26
	18-Jul-16	1,037	—	36.30	18-Jul-26
	06-Feb-17	944	56(1)	22.80	06-Feb-27
	18-May-17	533	—	27.00	18-May-27
	21-Jun-17	1,110	223(1)	20.25	21-Jun-27
	28-Feb-18	1,015	651(1)	8.55	28-Feb-28
	1-Feb-19	—	3,333(1)	7.20	1-Feb-29

(1)
One-third of these options vest on the one-year anniversary of the grant date, with the remainder vesting in equal monthly installments over the remaining two years.

All option awards were granted under our 2005 Equity Incentive Plan, or the 2005 Plan, and our 2014 Equity Incentive Plan, or the 2014 Plan.

Limitations of Liability and Indemnification Matters
Our restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our restated certificate of incorporation from limiting the liability of our directors for the following:
•
any breach of the director’s duty of loyalty to us or our stockholders;

•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
unlawful payment of dividends or unlawful stock repurchases or redemptions; or

•
any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation and our amended and restated bylaws also provide that if Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our restated certificate of incorporation and our amended and restated bylaws also provide that we shall have the power to indemnify our employees and agents to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our amended and restated bylaws would permit indemnification. We have obtained directors’ and officers’ liability insurance.
We entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by such person in any action or proceeding arising out of such person’s services as a director or executive officer in any capacity with respect to any employee benefit plan or as a director, partner, trustee or agent of another entity at our request. We believe that these provisions in our restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.
The above description of the indemnification provisions of our restated certificate of incorporation, our amended and restated bylaws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents.
The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.
REPORT OF THE COMPENSATION COMMITTEE
Under rules of the Securities and Exchange Commission, as a Smaller Reporting Company, we are not required to provide a report of the Compensation Committee.

DIRECTOR COMPENSATION
We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our board of directors. In setting director compensation, the board of directors and the compensation committee consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the board of directors. Stephen From, our President and CEO, receives no compensation for his service as a director.
Each member of our board of directors who is not our employee is entitled to receive the following cash compensation for board services, as applicable:
•
$35,000 per year for service as a board of directors member;

•
$62,500 per year for service as chairman of the board of directors;

•
$15,000 per year for service as chairman of the audit committee;

•
$10,000 per year for service as chairman of the compensation committee;

•
$7,000 per year for service as chairman of the nominating and corporate governance committee;

•
$7,500 per year for service as non-chairman member of the audit committee;

•
$5,000 per year for service as non-chairman member of the compensation committee; and

•
$3,500 per year for service as non-chairman member of the nominating and corporate governance committee.

The amounts listed above will be reduced proportionally to the extent that a director attends, either telephonically or in person, fewer than 75% of the meetings of the board or committees on which such director serves, as applicable.
Each new non-employee member of our board of directors that is elected to our board of directors will receive a grant of non-statutory stock options under the 2014 Equity Incentive Plan. Such option will be granted following his or her initial election to the board of directors and will be a non-statutory stock option to purchase shares of Common Stock with an exercise price equal to the fair market value of our Common Stock on the grant date. These initial option grants will vest with respect to one-third (1/3) of the underlying shares on the first anniversary of the applicable grant date and ratably in monthly installments over the following 24 months. For purposes of our director grant program, a non-employee director is a director who is not employed by us and who does not receive compensation from us (excluding the non-employee director compensation described above) or have a business relationship with us that would require disclosure under certain SEC rules.
In addition, on the date of each annual meeting of our stockholders, each non-employee director will be eligible to receive a non-statutory stock option to purchase 3,333 shares of our Common Stock with an exercise price equal to the fair market value of our Common Stock on the grant date. A non-employee director who receives an initial award will not receive the additional annual award in the same calendar year. Automatic annual grants vest in full on the one-year anniversary of the grant date.
All options granted to the non-employee directors as described above will have a maximum term of ten years.
We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings.

Director Compensation Table
The following table presents the compensation provided by us to the non-employee directors who served during the fiscal year ended December 31, 2019.
Name(1)	Fees earned or paid in cash ($)	Option awards ($)(2)(3)	Total ($)
Paul Chaney	70,000	23,685	93,685
Steven J. Boyd	—	—	—
Morton Goldberg	38,500	23,685	62,185
Peter Greenleaf(4)	35,000	23,685	58,685
Thomas E. Hancock	55,000	23,685	78,685
Bernard Malfroy-Camine	47,000	23,685	70,685
Praveen Tyle	56,000	23,685	79,685

(1)
Stephen From, our President and Chief Executive Officer is not included in this table as he is our employee and thus receives no compensation for his service as a director. The compensation received by Mr. From as an employee of the Company is shown in the Summary Compensation Table earlier in this proxy statement.

(2)
Based on the aggregate grant date fair value computed awards in accordance with the provisions of FASB ASC 718, “Compensation — Stock Compensation” excluding the impact of estimated forfeitures. Assumptions used in the calculation of this amount are included under “Summary of Significant Accounting Policies — Stock-Based Compensation” in Note 2 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(3)
The aggregate number of option awards outstanding at our 2019 fiscal year end and held by the non-employee directors were as follows: 10,245 for Mr. Chaney, zero for Mr. Boyd, 6,947 for Dr. Goldberg, 6,666 for Mr. Greenleaf, 9,029 for Mr. Hancock, 6,843 for Dr. Malfroy-Camine and 8,317 for Dr. Tyle.

(4)
Mr. Greenleaf resigned from the board of directors effective January 3, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our Common Stock as of April 1, 2020, by:
•
each of our named executive officers;

•
each of our directors and director nominees;

•
all of our directors and current executive officers as a group; and

•
each person or group of affiliated persons known by us to beneficially own more than 5% of our Common Stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In general, a person is deemed to be the beneficial owner of (i) any shares of our Common Stock over which such person has sole or shared voting power or investment power, plus (ii) any shares which such person has the right to acquire beneficial ownership of within 60 days of April 1, 2020, whether through the exercise of options, warrants or otherwise.
	Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Shares	Percent(2)
5% or Greater Stockholders
Armistice Capital Master Fund, Ltd.(3)	3,268,000	53.8%
510 Madison Avenue, 22nd Floor New York, NY 10022
Executive Officers, Directors and Nominees
Stephen From(4)	149,972	3.2%
Sarah Romano(5)	38,331	*
Michael Manzo(6)	31,673	*
Paul Chaney(7)	15,256	*
Morton Goldberg(8)	6,947	*
Praveen Tyle(9)	11,936	*
I. Keith Maher	—	*
Thomas E. Hancock(10)	9,928	*
Bernard Malfroy-Camine(11)	10,944	*
Steven J. Boyd(3)	3,268,000	53.8%
All current executive officers, directors and nominees as a group (total 10 persons)(12)	3,542,987	57.0%

*
Represents beneficial ownership of less than one percent (1%) of our outstanding Common Stock.

(1)
Unless otherwise indicated, the address of each beneficial owner listed below is c/o EyeGate Pharmaceuticals, Inc., 271 Waverley Oaks Road, Suite 108, Waltham, MA 02452.

(2)
Based on 4,626,755 shares of Common Stock outstanding on April 1, 2020, together with the applicable options for each stockholder that become exercisable within 60 days.

(3)
This information is based solely upon (i) an amended Schedule 13D filed jointly by Armistice Capital, LLC, Armistice Capital Master Fund, Ltd. (the “Master Fund”) and Steven Boyd with Securities and Exchange Commission on January 15, 2020 and (ii) a Form 4 filed jointly by Armistice Capital, LLC, the Master Fund and Steven Boyd with the Securities and Exchange Commission on February 10, 2020.

Consists of 1,815,500 shares owned by the Master Fund. Armistice Capital, LLC and Steven Boyd have voting and investment power with respect to such shares. In addition, the Master Fund holds: (i) 1,602,085 currently exercisable warrants, subject to blocker provisions that prevents the Master Fund from exercising the warrants if it would be more than a 4.99% or 9.99% (as applicable) beneficial owner of the Shares following any such exercise; (ii) 600,000 currently exercisable warrants that are not subject to any block provisions; and (iii) 4,092 shares of Series C Convertible Preferred Stock that are currently convertible into 852,500 shares of Common Stock.
(4)
Consists of 83,617 shares held, 54,021 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2020 and 12,334 shares issuable pursuant to warrants exercisable within 60 days of April 1, 2020.

(5)
Consists of 26,612 shares held, 6,218 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2020 and 5,501 shares issuable pursuant to warrants exercisable within 60 days of April 1, 2020.

(6)
Consists of 18,291 shares held and 13,382 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2020.

(7)
Consists of 6,081 shares held and 9,175 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2020.

(8)
Consists of 6,947 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2020.

(9)
Consists of 4,126 shares held and 7,810 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2020.

(10)
Consists of 899 shares held and 9,029 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2020.

(11)
Consists of 4,101 shares held and 6,843 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2020.

(12)
Consists of 1,959,227 shares held, 852,500 shares issuable upon the conversion of outstanding shares of Series C Convertible Preferred Stock, 617,835 shares issuable upon exercise of warrants exercisable within 60 days of April 1, 2020 and 113,425 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2020.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2019 concerning the number of shares of Common Stock issuable under our existing equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	605,896	$27.42	288,690
Equity compensation plans not approved by security holders	—	—	—
Total	605,896	$27.42	288,690

(1)
Consists of our 2014 Plan and our 2005 Plan.

TRANSACTIONS WITH RELATED PERSONS
Transactions with Related Persons
The following is a description of transactions since January 1, 2019 to which we have been a party, in which the amount involved exceeded or will exceed the average of 1% of our total assets as of December 31, 2018 and December 31, 2019, and in which any of our directors, executive officers or beneficial owners of more than 5% of our Common Stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change-in-control arrangements, which are described under “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.
All of the transactions set forth below were approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by the audit committee and a majority of the members of our board of directors, including a majority of the independent and disinterested members of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.
Some of our current and former directors have previously been or are currently associated with our principal stockholders as indicated in the following table:
Director	Principal Stockholder
Steven J. Boyd	Armistice Capital Master Fund, Ltd.
I. Keith Maher	Armistice Capital Master Fund, Ltd.
Peter Greenleaf	Armistice Capital Master Fund, Ltd.
October 2019 Private Placement
On September 29, 2019, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Armistice Capital Master Fund, Ltd. (“Armistice”), pursuant to which we issued to Armistice in a private placement (the “Private Placement”) 600,000 shares of our Common Stock and warrants to purchase 600,000 shares of our Common Stock. The combined purchase price per share and warrant was $3.125. The Private Placement closed on October 2, 2019. The warrants will have an exercise price of $3.125 per share, subject to adjustments as provided under the terms of the warrants, and became exercisable on the six month anniversary of their issuance date. The warrants are exercisable for five years from the issuance date. In connection with the Private Placement, we also entered into a Registration Rights Agreement with Armistice (the “Registration Rights Agreement”), pursuant to which we were required to file, and did file, a registration statement with the Securities and Exchange Commission following the closing of the Private Placement to register for resale the shares of Common Stock and the shares of Common Stock issuable upon the exercise of the Warrants sold in the Private Placement.
Indemnification Agreements
We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by such person in any action or proceeding arising out of such person’s services as a director or executive officer in any capacity with respect to any employee benefit plan or as a director, partner, trustee or agent of another entity at our request. We believe that these provisions in our restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

EXPENSES OF SOLICITATION
We will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain of our directors, officers and employees (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram, personal interview, facsimile, e-mail or other means of electronic communication. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them as of the Record Date, and such custodians will be reimbursed for their expenses.
SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING
Stockholder proposals intended to be presented at our 2021 annual meeting of stockholders must be received by us on or before January 5, 2021 in order to be considered for inclusion in our proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in our proxy statement and form of proxy and should be mailed to: Secretary, EyeGate Pharmaceuticals, Inc., 271 Waverley Oaks Road, Suite 108, Waltham, MA 02452.
Our By-laws provide that any stockholder of record wishing to have a stockholder proposal that is not included in our proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to our Secretary at our principal executive office not less than 45 days or not more than 75 days prior to the first anniversary of the date when we first mailed proxy materials for the preceding year’s annual meeting to stockholders. In the event, however, that the annual meeting is scheduled to be held more than 30 days before the first anniversary of the preceding year’s annual meeting or more than 30 days after such anniversary date, notice must be delivered not later than the later of (i) 10 days following the date of public announcement of the date of such meeting or (ii) 90 days prior to the date of such meeting. Proxies solicited by the board of directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the SEC governing the exercise of this authority.

SUBMISSION OF SECURITYHOLDER RECOMMENDATIONS FOR DIRECTOR CANDIDATES
Our nominating and corporate governance committee identifies, evaluates and recommends director candidates to our board of directors for nomination. The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings to evaluate potential candidates and interviews of selected candidates. The Company does not pay any fees to third parties to identify or evaluate potential nominees.
Our nominating and corporate governance committee will evaluate all such proposed director candidates, including those recommended by securityholders in compliance with the procedures established by our nominating and corporate governance committee, in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate. When considering a potential candidate for membership on the board of directors, our nominating and corporate governance committee may consider, in addition to the minimum qualifications and other criteria for board membership approved by the board of directors, all facts and circumstances that the nominating and corporate governance committee deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of the board of directors. At a minimum, each nominee must have high personal and professional integrity, have demonstrated ability and judgment, and be effective, in conjunction with the other directors and nominees, in collectively serving the long-term interests of the stockholders. In addition, the nominating and corporate governance committee will recommend that the board select persons for nomination to help ensure that a majority of the board shall be “independent” in accordance with Nasdaq rules and each of its audit, compensation and nominating and corporate governance committees shall be comprised entirely of independent directors; provided, however, in accordance with Nasdaq rules, under exceptional and limited circumstances, if a committee has at least three members, the board may appoint one individual to such committee who does not satisfy the independence standards. Although there is no specific policy regarding the consideration of diversity in identifying director nominees, the nominating and corporate governance committee may consider whether the nominee, if elected, assists in achieving a mix of board members that represents a diversity of background and experience. The nominating and corporate governance committee also may consider whether the nominee has direct experience in the biotechnology, pharmaceutical and/or life sciences industries or in the markets in which the Company operates.
All securityholder recommendations for director candidates must be submitted in writing to our Secretary at EyeGate Pharmaceuticals, Inc., 271 Waverley Oaks Road, Suite 108, Waltham, MA 02452, who will forward all recommendations to the nominating and corporate governance committee. All securityholder recommendations for director candidates must be submitted to us not less than 120 calendar days prior to the anniversary of the date on which our proxy statement was released to securityholders in connection with the previous year’s annual meeting. All securityholder recommendations for director candidates must include:
•
the name and address of record of the securityholder,

•
a representation that the securityholder is a record holder of our securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934,

•
the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate,

•
a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for board membership approved by the board of directors and set forth in the nominating and corporate governance committee charter,

•
a description of all arrangements or understandings between the securityholder and the proposed director candidate,

•
the consent of the proposed director candidate to be named in the proxy statement, to have all required information regarding such director candidate included in the proxy statement, and to serve as a director if elected, and

•
any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders wishing to communicate with the board of directors may do so by sending a written communication to any director at the following address: EyeGate Pharmaceuticals, Inc., 271 Waverley Oaks Road, Suite 108, Waltham, MA 02452. The mailing envelope should contain a notation indicating that the enclosed letter is a “Stockholder-Board Communication”. All such letters should clearly state whether the intended recipients are all members of the board of directors or certain specified individual directors. Our Secretary or his designee will make a copy of any stockholder communication so received and promptly forward it to the director or directors to whom it is addressed.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees for professional services provided by EisnerAmper LLP, our independent registered public accounting firm, during the fiscal years ended December 31, 2018 and December 31, 2019, in each of the following categories is as set forth in the table below.
	2018	2019
Audit Fees(1)	$203,840	$191,640
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$—
Total Fees	$203,840	$191,640

(1)
Audit Fees include fees for services rendered for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, assistance with and review of documents filed with the SEC and consents and other services normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees would principally include fees incurred for due diligence in connection with potential transactions and accounting consultations. There were no audit-related fees incurred with EisnerAmper LLP in 2018 and 2019.

(3)
Tax Fees would include fees for services rendered for tax compliance, tax advice, and tax planning. There were no tax fees incurred with EisnerAmper LLP in 2018 and 2019.

(4)
All Other Fees would include fees for all other services rendered to us that do not constitute Audit Fees, Audit-Related Fees, or Tax Fees. There were no other fees incurred with EisnerAmper LLP in 2018 and 2019.

All of the services performed in the years ended December 31, 2018 and December 31, 2019 were pre-approved by the audit committee. It is the audit committee’s policy to pre-approve all audit and permitted non-audit services to be provided to us by the independent registered public accounting firm. The audit committee’s authority to pre-approve non-audit services may be delegated to one or more members of the audit committee, who shall present all decisions to pre-approve an activity to the full audit committee at its first meeting following such decision. In addition, the audit committee has considered whether the provision of the non-audit services above is compatible with maintaining the independent registered public accounting firm’s independence.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The audit committee of the board of directors has appointed EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. EisnerAmper LLP has served as our independent registered public accounting firm since 2014. The audit committee is responsible for the appointment, retention, termination, compensation and oversight of the work of our independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Although ratification of the appointment of our independent registered public accounting firm is not required by our By-laws or otherwise, the board is submitting the appointment of EisnerAmper LLP to our stockholders for ratification because we value the views of our stockholders. In the event that our stockholders fail to ratify the appointment of EisnerAmper LLP, the audit committee will reconsider the appointment of EisnerAmper LLP. Even if the appointment is ratified, the ratification is not binding and the audit committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
A representative of EisnerAmper LLP is expected to be present telephonically at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.
Vote Required
The affirmative vote of a majority of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

PROPOSAL 3

APPROVAL OF AN AMENDMENT OF OUR
RESTATED CERTIFICATE OF INCORPORATION
TO REDUCE THE NUMBER OF AUTHORIZED
SHARES OF COMMON STOCK TO 50,000,000
Our Restated Certificate of Incorporation, as amended, currently authorizes the issuance of 120,000,000 shares of Common Stock, par value $0.01 per share. On April 15, 2020, our board of directors approved a proposal to amend our Restated Certificate of Incorporation to decrease the number of shares of Common Stock that we are authorized to issue from 120,000,000 shares to 50,000,000 shares, subject to stockholder approval.
As of April 17, 2020, of the 120,000,000 currently authorized shares of Common Stock, 4,626,755 were issued and outstanding. Additionally, 4,151,005 shares were reserved for issuance under our 2014 Equity Incentive Plan, our 2014 Employee Stock Purchase Plan, pursuant to the conversion of outstanding shares of Series C Preferred Stock and pursuant to the exercise of outstanding warrants.
Purpose of the Amendment
As a Delaware corporation, we are required annually to make franchise tax payments to the State of Delaware in an amount determined, in part, by the total number of shares of capital stock we are authorized to issue under our Restated Certificate of Incorporation. Accordingly, by reducing the number of authorized shares of our Common Stock, we will significantly reduce the amount of our annual franchise tax obligation, based on current Delaware law.
Our board of directors believes the proposed amendment to be advisable and in the best interests of the Company and our stockholders and is accordingly submitting the proposed amendment to be voted on by the stockholders in order to preserve capital and minimize franchise tax obligations to the State of Delaware. If the authorization of a decrease in the available Common Stock is not approved, the Company will continue to incur higher than desired franchise taxes owed to the State of Delaware.
Text of the Amendment
Our board of directors proposes to amend the first sentence of Article IV, Subsection (A) of our Restated Certificate of Incorporation so that it would read in its entirety as follows:
“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 60,000,000, consisting of 50,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 10,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).”
The Certificate of Amendment attached hereto as Appendix A reflects the changes that will be implemented to our Restated Certificate of Incorporation if this Proposal No. 3 is approved by the stockholders.
Potential Adverse Effects of Amendment
The proposed decrease in the number of authorized shares of our Common Stock could adversely affect us. We will have less flexibility to issue shares of Common Stock, including in connection with a potential merger or acquisition, stock dividend or equity offering. In the event that our board of directors determines that it would be in our best interest and the best interest of our stockholders to issue a number of shares of Common Stock in excess of the number of then authorized but unissued and unreserved shares of Common Stock, we would be required to seek the approval of our stockholders to increase the number of shares of authorized Common Stock. If we are not able to obtain the approval of our stockholders for such an increase in a timely fashion, we may be unable to take advantage of opportunities that might otherwise be advantageous to us and our stockholders. However, our board of directors believes that these potential risks are outweighed by the anticipated benefits of reducing our Delaware franchise tax obligations.

Effectiveness of Amendment
If the proposed amendment is adopted, the number of authorized shares of our Common Stock will be decreased from 120,000,000 to 50,000,000. The proposed preferred stock amendment will not change the par value of the shares of our Common Stock, affect the number of shares of our Common Stock that are outstanding, or affect the rights or privileges of holders of shares of our Common Stock. If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. If the proposed amendment is not approved by stockholders, the number of authorized shares of Common Stock will remain unchanged.
Vote Required
The affirmative vote of the majority of the outstanding shares of Common Stock entitled to vote on such matter is required for the approval of the Certificate of Amendment to our Restated Certificate of Incorporation to reduce the number of authorizes shares of Common Stock to 50,000,000.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CERTIFICATE OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZES SHARES OF COMMON STOCK TO 50,000,000. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE APPROVAL OF THE CERTIFICATE OF AMENDMENT UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS
Owners of Common Stock in street name may receive a notice from their broker or bank stating that only one notice of internet availability of proxy materials, annual report or proxy statement will be delivered to multiple stockholders sharing an address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate notice of internet availability of proxy materials, annual report or proxy statement, we will promptly deliver a separate copy to any stockholder upon written or oral request to our investor relations department at EyeGate Pharmaceuticals, Inc., 271 Waverley Oaks Road, Suite 108, Waltham, MA 02452 or by telephone at (781) 788-8869. In addition, any stockholder who receives multiple copies at the same address can request delivery of a single copy by notifying our investor relations department pursuant to the contact information provided above.

OTHER MATTERS
The board of directors does not know of any matters, other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE POSTAGE-PAID ENVELOPE (WHICH WILL BE PROVIDED TO THOSE STOCKHOLDERS WHO REQUEST PAPER COPIES OF THESE MATERIALS BY MAIL) BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.
THIS PROXY STATEMENT IS ACCOMPANIED BY THE COMPANY’S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2019. THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019 AND ANY EXHIBITS THERETO TO ANY STOCKHOLDER, UPON WRITTEN REQUEST TO EYEGATE PHARMACEUTICALS, INC., 271 WAVERLEY OAKS ROAD, SUITE 108, WALTHAM, MA 02452. A LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE AVAILABLE FOR INSPECTION BY STOCKHOLDERS DURING REGULAR BUSINESS HOURS AT OUR OFFICES AND THE OFFICES OF OUR TRANSFER AGENT DURING THE TEN DAYS PRIOR TO THE ANNUAL MEETING AS WELL AS AT THE ANNUAL MEETING.

Appendix A
FORM OF CERTIFICATE OF AMENDMENT
TO THE RESTATED CERTIFICATE OF INCORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware
EyeGate Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:
FIRST:   The name of the Corporation is EyeGate Pharmaceuticals, Inc.
SECOND:   The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is December 28, 2004, and was amended and restated by the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 18, 2015, as amended by (i) a Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 10, 2018 and effective as of that date and (ii) a Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on August 28, 2019 and effective as of August 30, 2019 (as amended and restated, the “Certificate”).
THIRD:   The Corporation hereby amends the Certificate as follows:
The first sentence of ARTICLE IV, Subsection (A) of the Certificate is hereby deleted in its entirety and amended to read as follows:
“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 60,000,000, consisting of 50,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 10,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).”
FOURTH:   This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, EyeGate Pharmaceuticals, Inc. has caused this Certificate of Amendment to be signed by its president and chief executive officer this 25th day of June, 2020.
EYEGATE PHARMACEUTICALS, INC.
By:
Name: Stephen From
Title:   President and Chief Executive Officer

A-1

EYEGATE PHARMACEUTICALS, INC.271 WAVERLEY OAKS ROAD, SUITE 108WALTHAM, MA 02452VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/24/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/24/2020. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYThe Board of Directors recommends you vote FORthe following:For Withhold For AllAll All ExceptTo withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.1. Election of DirectorsNominees0 0 0 01) Thomas Hancock 02) Praveen Tyle 03) Morton F. Goldberg, M.DThe Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain2. The ratification of the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.3. The approval of an amendment to the Company's Restated Certificate of Incorporation to decrease the number of authorized shares of common stock to 50,000,000.NOTE: Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.0 0 00 0 0Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.comEYEGATE PHARMACEUTICALS, INC.Annual Meeting of StockholdersJune 25, 2020 1:00 PMThis proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) Stephen From and Sarah Romano, or either of them, as proxies, each with the power to appoint (his/ her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EYEGATE PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, EDT on June 25, 2020 at the offices of EyeGate Pharmaceuticals, Inc. at 271 Waverley Oaks Road, Suite 108, Waltham, MA 02452This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side